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                                                                    EXHIBIT 23.4


                         GRIFFIN FINANCIAL GROUP, LLC.


                                 June 26, 2003


Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey 08534

Directors:

         We hereby consent to the inclusion of our appraisal of the estimated pro forma market value of Mercer Mutual Insurance Company on a consolidated basis as a subsidiary of Mercer Insurance Group, Inc. and the letter dated January 2, 2003, regarding the value of the subscription rights being granted in the conversion as exhibits to the Mercer Insurance Group, Inc. Form S-1 Registration Statement, the publication of the summary of its appraisal and the subscription rights valuation in the prospectus that forms a part of the Registration Statement, and the use of our name and the statements with respect to it appearing in the prospectus.

                                               Sincerely,

                                               /s/ Griffin Financial Group, LLC.

                                               GRIFFIN FINANCIAL GROUP, LLC.